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                                                                   Exhibit 99.1

                               For:       Loehmann's, Inc.

                               Contact:   Robert Glass
                                          President and Chief Operating Officer
                                          (718) 409-2000
FOR IMMEDIATE RELEASE
                               Investors: Stacey Bibi/Cara O'Brien
                                          Media: Michael McMullan
                                          Morgen-Walke Associates
                                          (212) 850-5600


                    LOEHMANN'S, INC. EMERGES FROM CHAPTER 11

      Bronx, NY, October 10, 2000 -- Loehmann's, Inc. announced today that the Company has formally emerged from Chapter 11 bankruptcy protection. The Company's Second Amended Plan of Reorganization, which was filed on July 28, 2000 and confirmed by the U.S. Bankruptcy Court for the District of Delaware on September 6, 2000, set forth the terms for the Company's exit from Chapter 11 and will be effective immediately. The Company also announced that in conjunction with its Chapter 11 emergence, it has closed on a $75 million Senior Secured Exit Financing facility provided by Bankers Trust Company and arranged by Deutsche Banc Alex. Brown.

      In accordance with the terms of the approved Plan of Reorganization, the Company has formed a new holding company, Loehmann's Holdings, Inc. New common stock, along with Loehmann's Holdings Inc.'s new senior notes, will be distributed to the Company's creditors who have allowed claims in the Company's Chapter 11 case. Distributions of stock, notes and cash will depend on elections that were made by such eligible creditors. The Company expects to make these initial distributions in the near term. The Company's old common stock (OTC:
LOEHQ) is being canceled and the holders of such stock will receive no distributions.

                                    - more -

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      Robert N. Friedman, Loehmann's Chairman and Chief Executive Officer,
commented, "We are very pleased that we have reached this key milestone. Loehmann's successful emergence from Chapter 11 is a testament to the underlying strengths of the Company and is also largely attributable to the dedication of our management team and the support of our employees, vendors, and customers."

      Mr. Friedman concluded, "While a difficult process, this reorganization has enabled us to effectively move past a number of challenges and establish a strong foundation for solid performance and growth going forward. Looking ahead, we believe Loehmann's is positioned to be a stronger, more competitive company, and we are very excited about the future of our business."

      Loehmann's, Inc. is a leading specialty retailer of well known designer and brand name women's and men's fashion apparel, accessories and shoes at prices that are typically 30% to 65% below department store prices. Loehmann's operates 44 stores in major metropolitan markets located in 17 states.

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THIS RELEASE CONTAINS FORWARD-LOOKING INFORMATION WITHIN THE MEANING OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS, UNCERTAINTIES, AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING INFORMATION. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, LEVELS OF SALES AND STORE TRAFFIC, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, DEVELOPMENT AND OPERATING COSTS, ADVERTISING AND PROMOTIONAL EFFORTS, BRAND AWARENESS, AND THE EXISTENCE OR ABSENCE OF ADVERSE PUBLICITY. FOR MORE DETAIL, SEE THE COMPANY'S ANNUAL AND QUARTERLY REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (A COPY OF WHICH MAY ALSO BE OBTAINED FROM THE COMPANY AT (718) 409-2000). INVESTORS AND PROSPECTIVE INVESTORS ARE URGED TO CONSIDER THE FACTORS DISCUSSED ABOVE, AND TO READ THE COMPANY'S ANNUAL AND QUARTERLY REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
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